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                                                                   Exhibit 10.15

                               GLOBIX CORPORATION

                AMENDMENT TO PETER STEVENSON EMPLOYMENT AGREEMENT

                              DATED APRIL 15, 2002

     This Amendment ("Amendment") to the Employment Agreement with Peter Stevenson dated April 15, 2002 ("Agreement") is made as of August 1, 2003, by and between GLOBIX CORPORATION, a Delaware corporation with its principal place of business located at 139 Centre Street, New York, New York 10013 ("Company"), and Peter Stevenson, a resident of the Commonwealth of Virginia ("Executive"); (Executive and Company, together the "Parties" and each a "Party").

     WHEREAS, Company desires to amend its Agreement with Executive dated April 15, 2002 concerning his employment as President and Chief Executive Officer and Executive desires to accept such employment, on and subject to the terms and conditions of the Agreement as amended by this Amendment; and

     WHEREAS, the definitions in the Agreement shall be applicable to this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, mutual provisions contained this Amendment, and for other good and valuable consideration, the Parties agree as follows:

1. In 'SS' 3 the Term shall be changed to commence on the date hereof and end on July 31, 2004.

2. In 'SS' 4(a) the Base Salary shall be increased by ten (10%) percent to $308,000.

3. In 'SS' 4(b) the following shall be added: "The reasonable expense of maintaining an office in Virginia, which shall be deemed Executive's principal place of employment, will be covered by the Company, but subject to the approval of the Compensation Committee as to its scope and cost, before any commitment is made."

4.   In 'SS' 4(d), delete both paragraphs and insert the following:
     "Executive shall be eligible for an annual bonus ("Annual Bonus") equal to up to fifty (50%) percent of the Base Salary, which bonus shall be payable by the Company at the discretion of the Compensation Committee if Executive achieves his targets (objective and subjective) for the year, as established from time to time by said committee. In establishing performance targets and target bonus percentages for Executive, Company may consider a variety of factors, including, without limitation, performance targets set for, and bonus payments paid to, executives having comparable responsibilities at comparable companies. Additionally, Executive shall be eligible for a discretionary bonus ("Discretionary Bonus") in connection with the success Company may have in the purchase or sale of certain assets and/or disposition or acquisition of certain businesses. Any such Discretionary Bonus shall be solely at the discretion of the Compensation Committee as to




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     amount and method and timing of payment. Provided further, however, in that
     Executive's entitlement to all bonuses has been amended to be solely at the discretion of the Compensation Committee, all references in the Agreement to post employment bonus entitlement shall be deleted."

5. In 'SS' 5 delete the reference to the "[2002 Stock Option Plan]" and insert "[2003 Stock Option Plan]" and at the end thereof add:
     "Notwithstanding the foregoing or the provisions of the 'SS' 6 of the Option Agreement, Executive shall have the limited rights granted under 'SS' 9 of the Stock Option Plan to transfer vested options including all rights implicit therewith, i.e., the right to exercise."

6.   In 'SS' 9(c) the severance pay entitlement shall be increased from six
     (6) months to twelve (12) months.

7. In 'SS' 12(a) on the third line thereof delete "three (3)" and insert "nine (9)".

     In all other respects the Agreement shall be in full force and effect.

     IN WITNESS WHEREOF the parties hereto have executed this Amendment by their duly authorized representatives effective as of the date first above written.

GLOBIX CORPORATION                          EXECUTIVE


By                                          By
   --------------------------------------      ---------------------------------
   Robert M. Dennerlein                        Peter K. Stevenson
   Chief Financial Officer


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